Exhibit 99.3

E-Debit Global Corporation 2801 Youngfield St. Suite # 300 Golden, CO 80401	June 19, 2018 Page 1 of 1 Holder ID: XXXXXX

If you have questions concerning your account, please call 866-206-3301
Shares registered in the name of: DUKE CAPITAL S.A.	ACCOUNT STATEMENT

DUKE CAPITAL S.A. FRED SEBASTIAN 6790 ROUTE 8 UNIT 3 LUDLOW NB E9C 2H6 CANADA	Activity 06/01/18 - 06/20/18

Summary of Holdings on June 01, 2018

Number of Shares
42,000,000	COMMON (CS1) Restriction RULE 144

Retired
Stock ID	Certificate No.	Retired	Shares	Sales Price/Share($)
CS1	4108	6/19/18	14,000,000	0.00100
CS1	4109	6/19/18	28,000,000	0.00100

Ending Balance on June 20, 2018
Stock ID	Certificate No.	Shares Issued	Acquired	Adjusted Basis/Share ($)	Lot Shares
	NONE			0.00000	0.00000

E-Debit Global Corporation 2801 Youngfield St. Suite # 300 Golden, CO 80401	June 19, 2018 Page 1 of 1 Holder ID: XXXXXX

If you have questions concerning your account, please call 866-206-3301
Shares registered in the name of: FRED SEBASTIAN.	ACCOUNT STATEMENT

FRED SEBASTIAN 703-2323 HAMILTON ST REGINA SK S4P 3Y3 CANADA	Activity 01/01/18 - 06/21/18

Number of Shares
14,111,729	COMMON (CS1) Restriction RULE 144

Retired
Stock ID	Certificate No.	Retired	Shares	Sales Price/Share($)
CS1	4107	6/19/18	14,111,729	0.00100

Ending Balance on June 21, 2018
Stock ID	Certificate No.	Shares Issued	Acquired	Adjusted Basis/Share ($)	Lot Shares
	NONE			0.00000	0.00000